Exhibit 10.20.a
FIRST AMENDMENT
OF
FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN
WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan, as amended and restated effective January 1, 2013 (the “Plan”).
WHEREAS, the Company desires to amend the Plan to add a Roth Elective Contribution feature;
WHEREAS, the Company desires to amend the Plan to reflect the merger of the assets and liabilities of the PESUR 401(k) Plan with and into the Plan, effective as of midnight December 31, 2013, as a result of the Company’s prior acquisition of Pure Energy Services (USA), Inc.; and
WHEREAS, the First Amendment will supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective as of January 1, 2014, unless otherwise provided below:
1.Effective as of midnight December 31, 2013, the following text is hereby added to the Plan to read as follows:

MERGER INTO PLAN
Effective as of midnight December 31, 2013, the assets and liabilities of the PESUR 401(k) Plan (the “PESUR Plan”) are hereby merged with and into the Plan. In accordance with Section 414(l) of the Code, the benefit each Participant would receive if the Plan were terminated immediately after the merger is not less than the benefit such Participant would have received if the Plan (or the PESUR Plan) had terminated immediately before the merger. The merger and corresponding transfer of assets and liabilities from the PESUR Plan to the Plan shall be accomplished in a manner that complies with Section 414(l) of the Code and Treasury regulations promulgated thereunder, the protected benefit rules under Section 411(d)(6) of Code and Treasury regulations promulgated thereunder and all other applicable laws.
2.    The defined term “Basic Contributions” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:
Basic Contributions means a Matched Participant’s Pre-Tax Contributions, Roth Elective Contributions and After-Tax Contributions not in excess of five percent of his or her annualized Compensation.
3.    The defined term “Catch-Up Contribution” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:
Catch-Up Contribution means, effective July 1, 2002, a Pre-Tax Contribution or Roth Elective Contribution made by a Participant who has attained or will attain age fifty (50) before the close of the Plan Year, subject to the limitations of Code Section 414(v).
4.    Subsection (a) of the defined term “Compensation” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:

(a)    including: overtime, administrative and discretionary bonuses (including completion bonuses, gainsharing bonuses and performance related bonuses); sales incentive bonuses; field premiums; back pay and sick pay; plus the Employee’s Pre-Tax Contributions, Roth Elective Contributions and amounts contributed to a plan described in Code Section 125 or 132; and the incentive compensation (effective prior to January 1, 2007, 9/12 of the incentive compensation) (including management incentive bonuses paid in both cash and restricted stock and local incentive bonuses) paid during the Plan Year for services rendered in the preceding Plan Year, and the incentive compensation (effective prior to January 1, 2007, 3/12 of the incentive compensation) (of the same types) paid during the preceding Plan Year for services rendered in the Plan Year preceding the preceding Plan Year (unless, the Participant elects all such incentive compensation paid for prior Plan Years to be included in Compensation for the prior Plan Years, or unless the Participant elects that no such incentive compensation will be included in his or her Compensation); and
5.    The defined term “Roth Elective Contributions” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:
Roth Elective Contributions means the Roth elective contributions (including any Roth catch-up contributions) made by a Participant under either (1) the Administaff 401(k) Plan which were transferred into this Plan, effective June 1, 2010, as a result of the prior acquisition of Direct Drive Systems, Inc. by the Company, (2) the Schilling Robotics 401(k) Plan which were transferred into this Plan, effective as of midnight December 31, 2012, as a result of the prior acquisition of Schilling Robotics LLC by the Company or (3) the Control Systems International, Inc. Salary Investment and Profit Sharing Plan which were transferred into this Plan, effective as of midnight December 31, 2012, as a result of the prior acquisition of Control Systems International, Inc. by the Company. Notwithstanding any provision of the Plan to the contrary, effective prior to January 1, 2014, except for transferred Roth elective contributions (including any Roth catch-up contributions) described immediately above, Roth Elective Contributions are not permitted to be made to the Plan. Effective January 1, 2014, Roth Elective Contributions means an elective deferral that is (a) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Contribution that is being made in lieu of all or a portion of the Pre-Tax Contributions the Participant is otherwise eligible to make under Section 4.1 of the Plan; (b) treated by the Company as not excludible from the Participant’s gross income; and (c) maintained by the Plan in separate subaccount.

A Roth Elective Contribution is generally treated as not excludible from gross income if it is treated as includible in gross income by the Company. If an elective contribution would not have been includible in gross income if the amount had been paid directly to the Participant (rather than being subject to a cash or deferral election), the elective contribution may be designated as a Roth Elective Contribution.
Contributions and withdrawals of Roth Elective Contributions must be credited and debited to the designated Roth Elective Contribution Account and the Plan must maintain a record of the Participant’s investment in the contract (i.e., Roth Elective Contributions that have not been distributed) with respect to the designated Roth Elective Contribution Account. In addition, all gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to the designated Roth Elective Contribution Account and other accounts under the Plan. However, forfeitures may not be allocated to the designated Roth Elective Contribution Account and no contributions other than Roth Elective Contributions and rollover contributions described in Section 402A(c)(3)(B) of the Code may be allocated to such Account. The separate Roth Elective Contribution Account requirement applies at the time the Roth Elective Contribution is contributed to the Plan and must continue to apply until the designated Roth Elective Contribution Account is completely distributed. A Matched Participant’s Roth Elective Contribution may be made up of Basic Contributions, Supplemental Contributions or both.
6.    The defined term “Roth Elective Contribution Election” is hereby added to Article I of the Plan to read as follows:
Roth Elective Contribution Election means the Participant’s election to make Roth Elective Contributions in accordance with Section 3.3.1.
7.    The defined term “Supplemental Contributions” set forth in Article I of the Plan is hereby amended in its entirety to read as follows:
Supplemental Contributions means a Matched Participant’s Pre-Tax Contributions, Roth Elective Contributions and After-Tax Contributions in excess of five percent of his or her annualized Compensation.
8.    Section 2.1(d) of the Plan is hereby amended in its entirety to read as follows:
(d)    the Employee has filed with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election or After-Tax Contribution Election; and

9.    Section 2.2(b) of the Plan is hereby amended in its entirety to read as follows:
(b)    the Participant has filed with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election or After-Tax Contribution Election; and
10.    Section 2.3 of the Plan is hereby amended in its entirety to read as follows:
A Participant or Eligible Employee who is rehired as an Eligible Employee after a Period of Separation becomes an active Participant by filing with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election or After-Tax Contribution Election. When the Employee’s election becomes effective, the Participant or Eligible Employee will again become an active Participant. If such a Participant satisfies one of the conditions for being a Matched Participant, the Participant becomes an active Matched Participant by filing with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election or After-Tax Contribution Election. When the Pre-Tax Contribution Election, Roth Elective Contribution Election or After-Tax Contribution Election becomes effective, the Matched Participant will become an active Matched Participant.
11.    Section 2.6 of the Plan is hereby amended in its entirety to read as follows:
2.6    Special Rules Relating to Veterans’ Reemployment Rights
The following special provisions will apply to an Eligible Employee or Participant who is reemployed in accordance with the reemployment provisions of the Uniformed Services Employment and Reemployment Rights Act (“USERRA”) following a period of qualifying military service (as determined under USERRA) and will be interpreted in a manner consistent with Code Section 414(u).
2.6.1    Each period of qualifying military service served by an Eligible Employee or Participant will, upon his or her reemployment as an Eligible Employee, be deemed to constitute service with the Participating Employer for all Plan purposes.
2.6.2    The Participant will be permitted to make up Pre-Tax, Roth Elective and/or After-Tax Contributions missed during the period of qualifying military service, so long as he or she does so during the period of time beginning on the date of the Participant’s reemployment with the Participating Employer following his or her period of qualifying military service and extending over the lesser of (a) three times the length of the Participant’s period of qualifying military service, and (b) five years.
2.6.3    The Participating Employer will not credit earnings to a Participant’s Account with respect to any Pre-Tax, Roth Elective or After-Tax Contribution before the contribution is actually made.

2.6.4    A reemployed Matched Participant will be entitled to accrued benefits attributable to Pre-Tax, Roth Elective or After-Tax Contributions only if they are actually made.
2.6.5    For all Plan purposes, including the Participating Employer’s liability for making contributions on behalf of a reemployed Participant as described above, the Participant will be treated as having received Compensation from the Participating Employer based on the rate of Compensation the Participant would have received during the period of qualifying military service, or if that rate is not reasonably certain, on the basis of the Participant’s average rate of Compensation during the 12-month period immediately preceding the period of qualifying military service.
2.6.6    If a Participant makes a Pre-Tax, Roth Elective or After-Tax Contribution in accordance with the foregoing provisions of this Section 2.6:
(a)    those contributions will not be subject to any otherwise applicable limitation under Code Section 402(g), 404(a) or 415, and will not be taken into account in applying those limitations to other contributions under the Plan or any other plan, for the year in which the contributions are made; the contributions will be subject to the above-referenced limitations only for the year to which the contributions relate and only in accordance with regulations prescribed by the Internal Revenue Service; and
(b)    the Plan will not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(26), 401(k)(3), 410(b) or 416 by reason of the contributions.
2.6.7    Effective January 1, 2009, an individual receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, is treated as an Employee of the Participating Employer making the payment and the differential wage payment is treated as Compensation under the Plan. The Plan is not treated as failing to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code due to any contribution or benefit which is based on the differential wage payment provided that all Employees of the Participating Employer are entitled to receive differential wage payments, and to make contributions based on such payments, on reasonably equivalent terms.
2.6.8    Effective January 1, 2009, for purposes of Section 401(k)(2)(B)(i)(I) of the Code, an individual is treated as having been severed from employment during any period in which the individual is performing service in the uniformed services, as described in Section 3401(h)(2)(A) of the Code. If an individual elects to receive a distribution by reason of severance from employment pursuant to this Section 2.6.8, the individual may not make a Pre-Tax Contribution, Roth Elective Contribution or an After-Tax Contribution during the 6-month period beginning on the date of the distribution.

2.6.9    In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.
12.    Section 3.1 of the Plan is hereby amended in its entirety to read as follows:
3.1    Pre-Tax Contributions and Roth Elective Contributions
The Company will transmit to the Funding Agent the Pre-Tax Contributions and Roth Elective Contributions for the Participants. To determine the amount it must transmit for each Participant, the Company will multiply the percentage elected by the Participant in his or her Pre-Tax Contribution Election or Roth Elective Contributions by the Participant’s Compensation.
3.1.1    Effective as of July 1, 2002, and for each Plan Year commencing thereafter, all Participants who have attained or will attain age fifty (50) by the close of the taxable year shall be eligible to make Catch-Up Contributions during the Plan Year in accordance with, and subject to the limitations of Code Section 414(v) as follows:
(a)    The Plan shall not be treated as failing to satisfy the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be disregarded in determining the limitations on Pre-Tax Contributions and Roth Elective Contributions as provided in Section 3.9.
(b)    Pre-Tax Contributions and Roth Elective Contributions (other than Catch-Up Contributions) determined to be Excess Pre-Tax Contributions or Excess Roth Elective Contributions as provided in Section 3.9.9, or determined to be in excess of the required limitations of Code Section 415 in a Plan Year may be recharacterized as a Catch-Up Contribution (to the extent available under the limitations of Code Section 414(v) as in effect for that Plan Year) for a Participant who is eligible to make Catch-Up Contributions, as described in the first paragraph of this Section 3.1.1.
(c)    Catch-Up Contributions shall not be eligible for Company Contributions made on behalf of a Matched Participant pursuant to Section 3.4.
(d)    Pre-Tax Contributions or Roth Elective Contributions determined to be Excess Contributions as provided in Section 3.9.8 may be recharacterized as Catch-Up Contributions for a Participant who is eligible, as described in the first paragraph of this Section 3.1.1, but

(i)    only after the application of Sections 3.12.7 and 3.13.7 regarding the recharacterization of Excess Contributions as After-Tax Contributions, to the extent available, and
(ii)    only to the extent a Catch-Up Contribution amount is available under the limitations of Code Section 414(v) as in effect for that Plan Year.
13.    Section 3.4 of the Plan is hereby amended in its entirety to read as follows:

3.3	Rules Applicable to Pre-Tax, Roth Elective and After-Tax Contributions
3.3.1    In making his or her Pre-Tax Contribution Election, Roth Elective Contribution Election and After-Tax Contribution Election, a Participant may choose to defer or contribute between 0% and 75% of his or her Compensation, in 1% increments. The Participant’s Pre-Tax Contribution Election, Roth Elective Contribution Election and After-Tax Contribution Election cannot together total more than 75% of his or her Compensation. For certain Participants listed on Appendix C for periods beginning on the Effective Date through December 31, 2001, the minimum deferral or contribution election may be less than 2% under the Participants’ prior election under the FMC Plans. The Administrator may reduce the amount of any Pre-Tax Contribution Election, or make such other modifications it deems necessary, so that the Plan complies with the provisions of Code Section 401(k). Pre-Tax, Roth Elective and After-Tax Contributions will be made on a payroll deduction basis and in accordance with uniform and nondiscriminatory rules and procedures established by the Administrator. A Participant’s Elections will apply only to Compensation paid to the Participant while he or she is an Eligible Employee.
3.3.2    A Participant may change his or her Pre-Tax, Roth Elective or After-Tax Contribution Election percentage or discontinue making Pre-Tax Contributions, Roth Elective Contributions or After-Tax Contributions, as frequently as permitted by the Administrator, by completing the form or following any other election change procedure prescribed by the Administrator. An election change will become effective according to the uniform and nondiscriminatory rules established by the Administrator.
3.3.3    Pre-Tax, Roth Elective and After-Tax Contributions will be delivered to the Funding Agent as of the earliest date they are known and can reasonably be segregated from the general assets of the Participating Employer. In no event will that date be later than the 15th business day of the month following the month they would have been paid to the Participant if he or she had not chosen to defer their payment or contribute them to the Plan.

3.3.4    Notwithstanding any other provision of the Plan, the amount contributed by the Participating Employers as Pre-Tax Contributions or Roth Elective Contributions and by Participants as After-Tax Contributions must not exceed, in the aggregate, 15% of the total Compensation for the Plan Year for those Participants employed by the Participating Employers eligible for an allocation for that Plan Year. In addition, the amount contributed by the Participating Employers to this Plan or any other qualified plan maintained by the Participating Employers pursuant to a Participant’s Pre-Tax Contribution Election and Roth Elective Contribution Election must not exceed the Code Section 402(g) limit applicable for that calendar year.
3.3.5    A Participant shall direct the investment of his or her Pre-Tax, Roth Elective and After-Tax Contributions into any of the Investment Funds selected by the Administrator pursuant to Section 10.3, in accordance with the procedures established by the Administrator.
3.3.6    Notwithstanding anything in this Section 3.3 to the contrary, effective for Plan Years beginning on or after January 1, 2010, a Matched Participant shall have at least 30 days after receipt of the Safe Harbor Notice in which to make or change a salary deferral election.
14.    Section 3.4.4 of the Plan is hereby amended in its entirety to read as follows:
3.4.4    Special Restrictions where Plan is a Safe Harbor 401(k) Plan using Matching Alternative: Effective January 1, 2010, with respect to any Plan Year for which the Company has elected that the Plan be designated as a Safe Harbor 401(k) Plan and for which Company Safe Harbor Matching Contributions are made pursuant to Section 3.4A, then, if a Company Contribution is made by a Participating Employer for such Plan Year in addition to the Company Safe Harbor Matching Contribution as described in Section 3.4A, then, no additional Company Contribution, including one made pursuant to this Section 3.4, shall be made with respect to any Participant’s Pre-Tax Contributions or Roth Elective Contributions which exceed six percent (6%). Moreover, with respect to any such additional Company Contributions, the rate of the Company’s Contribution may not increase as the rate of any Participant’s Pre-Tax Contributions or Roth Elective Contributions increase. Further, any Company Contribution made with respect to any Highly Compensated Employee, at any rate of such a Participant’s Pre-Tax Contributions or Roth Elective Contributions, may not exceed that with respect to any Nonhighly Compensated Employee.

15.    Section 3.4A.2 of the Plan is hereby amended in its entirety to read as follows:
3.4A.2    Allocation Formula: Where the provisions of Section 3.4A.1 above apply for a Plan Year, the Company Safe Harbor Matching Contributions for all Matched Participants shall be equal to one hundred percent (100%) of the amount of the Participant’s Pre-Tax Contributions and Roth Elective Contributions for the Plan Year that do not exceed five percent (5%) of the Participant’s Compensation for the Plan Year. All Company Safe Harbor Matching Contributions for a Plan Year will be allocated to a Matched Participant’s Company Safe Harbor Matching Contribution Account no later than the due date (including all extensions) of the Company’s federal tax return for the fiscal year of the Company ending with or within the Plan Year.
16.    Section 3.6.7 of the Plan is hereby added to the Plan to read as follows:
3.6.7    Each Participant to whom Roth Elective Contributions are allocated will have a Roth Elective Contribution Account. The Roth Elective Contribution Account will be credited with the Roth Elective Contributions allocable to the Participant and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.
17.    The first paragraph of Section 3.7(a) of the Plan is hereby amended in its entirety to read as follows:
(a)    For purposes of this Section 3.7, the term ‘annual additions’ includes all Pre-Tax Contributions, Roth Elective Contributions, After-Tax Contributions, Company Contributions, Company Safe Harbor Matching Contributions, Company Nonelective Contributions and Forfeitures allocated to the Participant’s Accounts for the Plan Year, but shall not include Catch-Up Contributions pursuant to Code Section 414(v) (as described in Section 3.1.1), and Excess Pre-Tax Contributions or Excess Roth Elective Contributions (as described in Section 3.11.4) that are distributed to the Participant by April 15th following the year for which they were contributed to the Plan.
18.    Section 3.9 of the Plan is hereby amended in its entirety to read as follows:

3.9	Limitations on Pre-Tax Contributions, Roth Elective Contributions, After-Tax Contributions and Company Contributions – Definitions
For purposes of Sections 3.9 through 3.15, the terms defined below have the meanings ascribed to them in this Section 3.9.

3.9.1    Actual Contribution Percentage means the sum of any After-Tax Contributions and Company Contributions or Roth Elective Contributions allocated to the Eligible Participant for the Plan Year, plus any of the Eligible Participant’s Pre-Tax Contributions or Roth Elective Contributions treated as Company Contributions for the Plan Year, divided by the Eligible Participant’s Plan Year Compensation, and stated as a percentage. All after-tax employee contributions and employer matching contributions made on behalf of a Highly Compensated Employee under all plans of the Company and its Affiliates will be aggregated to determine the Highly Compensated Employee’s Actual Contribution Percentage. A Company Contribution that is treated as a Pre-Tax Contribution under Section 3.13 is subject to Section 3.13 and is not taken into account in calculating an Eligible Participant’s Actual Contribution Percentage. A Company Contribution that is forfeited to correct Excess Aggregate Contributions, or because the contribution to which it relates is treated as an Excess Contribution, Excess Pre-Tax Contribution, Excess Roth Elective Contribution or Excess Aggregate Contribution is not taken into account in calculating the Eligible Participant’s Actual Contribution Percentage. The Actual Contribution Percentage of an Eligible Participant who does not make a Pre-Tax Contribution Election, Roth Elective Contribution or an After-Tax Contribution Election is 0.0%.
3.9.2    Actual Deferral Percentage means the amount of Pre-Tax Contributions and Roth Elective Contributions allocated to the Eligible Participant for the Plan Year, divided by his or her Plan Year Compensation, stated as a percentage. In calculating the Actual Deferral Percentage, Pre-Tax Contributions and Roth Elective Contributions include Excess Pre-Tax Contributions and Excess Roth Elective Contributions for Highly Compensated Employees (whether they were made under plans of unrelated employers or plans of the same or related employers) but do not include Excess Pre-Tax Contributions and Excess Roth Elective Contributions for Nonhighly Compensated Employees. The Actual Deferral Percentage of an Eligible Participant who does not make a Pre-Tax Contribution Election or Roth Elective Contribution Election is 0.0%.
3.9.3    Aggregate Limit means the greater of:
(a)    the sum of:
(i)    1.25 times the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is larger; and
(ii)    two percentage points plus the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is less, but in no event more than twice the lesser of the group’s Average Actual Deferral Percentage and its Average Actual Contribution Percentage; and

(b)    the sum of:
(i)    1.25 times the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is less; and
(ii)    two percentage points plus the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is larger, but in no event more than twice the larger of the group’s Average Actual Deferral Percentage and its Average Actual Contribution Percentage.
For purposes of this Section 3.10.3, the “group” is the group of Eligible Participants who are Nonhighly Compensated Employees for the preceding Plan Year.
3.9.4    Average Actual Contribution Percentage means the average of the Actual Contribution Percentages of the Eligible Participants in a group.
3.9.5    Average Actual Deferral Percentage means the average of the Actual Deferral Percentages of the Eligible Participants in a group.
3.9.6    Eligible Participant means any Employee who is eligible to make a Pre-Tax Contribution Election, Roth Elective Contribution Election or an After-Tax Contribution Election any time during the Plan Year.

3.9.7    Excess Aggregate Contributions means, for any Plan Year in which the Actual Contribution Percentage Test under Section 3.13 of the Plan is not satisfied, the excess of the Company and After-Tax Contributions (and any Pre-Tax Contributions, Roth Elective Contributions or pre-tax salary deferrals under other plans, taken into account in determining the Actual Contribution Percentages) actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of such contributions permitted under Section 3.13 of the Plan for the Plan Year. The amount of Excess Aggregate Contributions will be determined by first reducing the Company and After-Tax Contributions to the Highly Compensated Employees with the highest Actual Contribution Percentage by the lesser of (a) the amount necessary for the Actual Contribution Percentage of that Highly Compensated Employee to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage; and (b) the amount necessary for the Plan to satisfy the Actual Contribution Percentage Test under Section 3.13 of the Plan. This process will be repeated until the Plan satisfies the Actual Contribution Percentage Test under Section 3.13 of the Plan. Then, the aggregate amount of such reductions will be distributed by reducing the Company and After-Tax Contributions for the Highly Compensated Employee with the highest combined dollar amount of Company and After-Tax Contributions by the lesser of (a) the amount necessary for the dollar amount of that Highly Compensated Employee’s combined Company and After-Tax Contributions to equal the combined dollar amount of the Company and After-Tax Contributions of the Highly Compensated Employee with the next highest combined dollar amount of Company and After-Tax Contributions; and (b) the amount necessary for the Plan to satisfy the Actual Contribution Percentage Test. For each Highly Compensated Employee’s reductions, the Administrator will begin by making reductions in his or her Company Contributions, and will reduce the Highly Compensated Employee’s After-Tax Contributions only if his or her Company Contributions for the Plan Year have been reduced to zero and it is still necessary to reduce his or her Plan Year contributions. The amount of any Highly Compensated Employee’s Excess Aggregate Contributions is calculated after determining the Excess Contribution to be recharacterized as After-Tax Contributions for the Plan Year. To the extent required, if the Aggregate Limit in Section 3.9.3 of the Plan is exceeded, further reduction of the Actual Deferral Percentage for all Highly Compensated Employees will be made in a similar manner so that the Aggregate Limit is not exceeded.

3.9.8    Excess Contributions means for any Plan Year in which the Actual Deferral Percentage Test under Section 3.12 of the Plan is not satisfied, the excess of the Pre-Tax Contributions and Roth Elective Contributions (and any Company Contributions taken into account in determining the Actual Deferral Percentages) actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of such contributions permitted under Section 3.12 of the Plan for the Plan Year. The amount of Excess Contributions will be determined by first reducing the Pre-Tax Contributions and Roth Elective Contributions of the Highly Compensated Employee with the highest Actual Deferral Percentage by the lesser of (a) the amount necessary for the Actual Deferral Percentage of that Highly Compensated Employee to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage; and (b) the amount necessary for the Plan to satisfy the Actual Deferral Percentage Test under Section 3.13 of the Plan. This process will be repeated until the Plan satisfies the Actual Deferral Percentage Test under Section 3.12 of the Plan. Then, the aggregate amount of such reductions will be distributed by reducing the Pre-Tax Contributions and Roth Elective Contributions for the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions and Roth Elective Contributions by the lesser of (a) the amount necessary for the dollar amount of that Highly Compensated Employee’s Pre-Tax Contributions and Roth Elective Contributions to equal the Pre-Tax Contributions and Roth Elective Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions and Roth Elective Contributions; and (b) the amount necessary for the Plan to satisfy the Actual Deferral Percentage Test. For purposes herein, Pre-Tax Contributions will be reduced first and, then, to the extent necessary, Roth Elective Contributions will be reduced.
3.9.9    Excess Pre-Tax Contribution means the amount of Pre-Tax Contributions for a calendar year that are includible in a Participant’s gross income under Code Section 402(g) because the Participant’s elective deferrals exceed the dollar limitation under Code Section 402(g) as determined under Sections 3.11 and 3.12.
3.10    Excess Roth Elective Contribution means the amount of Roth Elective Contributions for a calendar year that are includible in a Participant’s gross income under Code Section 402(g) because the Participant’s elective deferrals exceed the dollar limitation under Code Section 402(g) as determined under Sections 3.11 and 3.12.

19.    Section 3.10 of the Plan is hereby amended in its entirety to read as follows:
3.10    Maximum Amount of Pre-Tax and Roth Elective Contributions
The total amount of Pre-Tax and Roth Elective Contributions, 401(k) contributions under another qualified plan, and deferrals under a Code Section 403(b) annuity, a simplified employee pension and/or a simple retirement account allocated to a Participant in any calendar year cannot exceed the dollar limitation in effect under Code Section 402(g) for that year.
20.    Section 3.11 of the Plan is hereby amended in its entirety to read as follows:

3.11	Correction of Excess Pre-Tax Contributions and Excess Roth Elective Contributions
3.11.1    Excess Pre-Tax Contributions and Excess Roth Elective Contributions, as adjusted per Section 3.11.2, will be distributed to each Participant on whose behalf they were made no later than the first April 15 following the close of the taxable year of the Participant for which they were allocated. In no event may the amount distributed under this Section 3.11 exceed the Participant’s total Pre-Tax Contributions and Roth Elective Contributions (as adjusted under Section 3.11.2 for income and losses allocable to them) for the taxable year for which he or she had Excess Pre-Tax Contributions and Excess Roth Elective Contributions.
3.11.2    The Excess Pre-Tax Contributions or Excess Roth Elective Contributions to be distributed to a Participant will be adjusted for income or losses through the close of the Plan Year for which they were made, with such income or losses determined in a nondiscriminatory manner (within the meaning of Code Section 401(a)(4)) consistent with the valuation of Participant Accounts under Section 10.4. Notwithstanding the preceding to the contrary, effective January 1, 2006, the Excess Pre-Tax Contributions or Excess Roth Elective Contributions to be distributed to a Participant will be adjusted for income or losses up to the date of the distribution of such Excess Pre-Tax Contributions or Excess Roth Elective Contributions; however, such income or losses may be determined on a date that is not more than 7 days before such distribution. Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Pre-Tax Contributions or Excess Roth Elective Contributions for the period after the close of the Plan Year in which the Excess Pre-Tax Contributions or Excess Roth Elective Contributions occurred, prior to the date of distribution.

3.11.3    If a Participant has Excess Pre-Tax Contributions or Excess Roth Elective Contributions, but only when taking into account his or her pre-tax contributions under another plan, in order to receive a distribution of Excess Pre-Tax Contributions or Excess Roth Elective Contributions, he or she must make a written claim to the Administrator no later than the March 15 following the taxable year of the Participant for which the contributions were made. The claim must specify the amount of the Participant’s Excess Pre-Tax Contributions or Excess Roth Elective Contributions for the preceding taxable year and be accompanied by the Participant’s written statement that if those amounts are not distributed, the Participant’s Pre-Tax Contributions or Roth Elective Contributions, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 402(h)(1)(B) (a simplified employee pension), 403(b) (an annuity plan) or 408(p)(2)(A)(i) (a simple retirement plan) will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.
3.11.4    Excess Pre-Tax Contributions or Excess Roth Elective Contributions distributed prior to the first April 15 following the close of the Participant’s taxable year will not be treated as Annual Additions under Section 3.7 for the preceding Limitation Year.
3.11.5    Any Pre-Tax Contributions or Roth Elective Contributions that are properly distributed under Section 3.8 as excess Annual Additions are disregarded in determining if there are any Excess Pre-Tax Contributions or Excess Roth Elective Contributions.
21.    Section 3.12 of the Plan is hereby amended in its entirety to read as follows:
3.12    Actual Deferral Percentage Test
3.12.1    The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year may not exceed the greater of:
(a)    the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; and
(b)    the lesser of:
(i)    the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two and
(ii)    the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year plus two percentage points.

3.12.2    The provisions of Code Section 401(k)(3) are incorporated by reference.
3.12.3    If this Plan satisfies the requirements of Code Sections 401(a)(4), 401(k), and 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of those Code sections only if aggregated with this Plan, then this Section 3.12 is applied by determining the Actual Deferral Percentages of Eligible Participants as if all the plans were a single plan.
3.12.4    The Administrator also may treat one or more plans as a single plan with the Plan whether or not the aggregated plans must be aggregated to satisfy Code Sections 401(a)(4) and 410(b). However, those plans must then be treated as one plan under Code Sections 401(a)(4), 401(k), and 410(b). Plans may be aggregated under this Section 3.12.4 only if they have the same plan year.
3.12.5    Pre-Tax Contributions and Roth Elective Contributions may be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.
3.12.6    The determination and treatment of the Pre-Tax Contributions and Roth Elective Contributions and Actual Deferral Percentage of any Participant must satisfy all requirements prescribed by the Secretary of the Treasury, including, without limitation, record retention requirements.

3.12.7    The Administrator will limit the election and allocation of Pre-Tax Contributions and Roth Elective Contributions in order to avoid the creation of Excess Contributions. If and to the extent necessary or desirable, the Administrator will recharacterize Excess Contributions as After-Tax Contributions, or will distribute Excess Contributions. Recharacterized Excess Contributions will be treated as required in Treasury Regulations Section 1.401(k)-1(f)(3). The Administrator will recharacterize Excess Contributions within two and one-half months after the close of the Plan Year in which they arose. A distribution of Excess Contributions will normally be made within the same time frame. At all events, a corrective distribution of Excess Contributions must be made no later than 12 months after the end of the Plan Year in which they arose, and will include income allocable to the excess Contributions for the Plan Year in which they arose; provided, effective January 1, 2006, such Excess Contributions shall be adjusted for income or losses up to the date of the distribution of such Excess Contributions; however, such income or losses may be determined on a date that is not more than 7 days before such distribution. Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Contributions for the period after the close of the Plan Year in which the Excess Contributions occurred, prior to the date of distribution. The method used to determine the income allocable to Excess Contributions that are distributed will not violate Code Section 401(a)(4), and will be applied consistently for all Participants and all corrective distributions for any Plan Year. Any distribution to a Participant of less than the entire amount of his or her Excess Contributions will be treated as a pro rata distribution of Excess Contributions and income. The Administrator may combine the correction methods described in this Section 3.12.7. The amount of Excess Contributions to be recharacterized or distributed to a Participant under this Section 3.12.7 will be reduced by any Excess Pre-Tax Contributions or Excess Roth Elective Contributions previously distributed to the Participant for his or her taxable year ending with or within the Plan Year. Similarly, the amount of Excess Pre-Tax Contributions or Excess Roth Elective Contributions to be distributed for a Participant’s taxable year will be reduced by the amount of any Excess Contributions previously distributed or recharacterized as to that Participant for the Plan Year beginning with or within the Participant’s taxable year.

3.12.8    Effective January 1, 2006, for purposes of this Section 3.12, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Average Actual Deferral Percentage with respect to such Highly Compensated Employee. However, if the cash or deferred arrangements have different Plan Years, then all Pre-Tax Contributions and Roth Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treas. Reg. section 1. 401(k) – 1(b)(4) are not required to be aggregated for purposes of this Section 3.12.8.
3.12.9    Notwithstanding the foregoing paragraphs of Section 3.12, effective for Plan Years beginning on or after January 1, 2010, the test provided in Code Section 401(k)(3) shall be met if the Plan meets the Safe Harbor Notice requirement set forth in Section 3.4B and the following Contribution Requirement. The Contribution Requirement is met if the Company is required to make the Company Safe Harbor Nonelective Contributions set forth in Section 3.4A on behalf of each Matched Participant and the restrictions set forth in Section 3.4.4 are satisfied.
3.12.10 Notwithstanding any Plan provisions to the contrary, effective for Plan Years beginning on or after January 1, 2010, with respect to any Plan Year for which the Plan is a Safe Harbor 401(k) Plan, when performing the Actual Deferral Percentage Test, the current year testing method shall be used and any changes from current year to prior year testing shall be made pursuant to Internal Revenue Service Notice 98-1, the provisions of which are incorporated herein by reference.
22.    Section 3.13.5 of the Plan is hereby amended in its entirety to read as follows:
3.13.5    An After-Tax Contribution is considered made for a Plan Year if it is deducted from the Participant’s Compensation during the Plan Year and transmitted to the Trustee within a reasonable period after that. A Company Contribution is considered made for a Plan Year if it is allocated to a Matched Participant’s Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the Plan Year, and is made on account of the Matched Participant’s Basic Contributions for the Plan Year. A Pre-Tax Contribution or Roth Elective Contribution may be considered made under this Section 3.13 for a Plan Year if it is recharacterized for purposes of Section 3.13, and if it is includible in the gross income of the Participant as of a date during that Plan Year. A recharacterized Pre-Tax Contribution is includible in a Participant’s gross income as of the date it would have been paid to the Participant, had the Participant not elected to defer it into the Plan.

23.    Section 3.13.9 of the Plan is hereby amended in its entirety to read as follows:
3.13.9    Notwithstanding the foregoing paragraphs of Section 3.13, effective for Plan Years beginning on or after January 1, 2010, the test provided in Code Section 401(m)(2) shall be met if the Plan meets the Safe Harbor Notice requirement set forth in Section 3.4B, the Contribution Requirements described in Section 3.12.9, above, and the following Special Limitation on Matching Contributions. The Special Limitation on Matching Contributions is met if (i) Company Contributions described in Section 3.4 on behalf of any Employee may not be made with respect to an Employee’s Pre-Tax, Roth Elective and After-Tax Contributions (described in Sections 3.1 and 3.2, respectively) in excess of six percent (6%) of the Employee’s Compensation, (ii) the rate of Company Contributions does not increase as the rate of an Employee’s Pre-Tax, Roth Elective and After-Tax Contributions increases, and (iii) the Company Contributions with respect to any Highly Compensated Employee at any rate of Employee Pre-Tax, Roth Elective and After-Tax Contributions is not greater than that with respect to a Nonhighly Compensated Employee.
24.    Section 4.2.8 of the Plan is hereby amended in its entirety to read as follows:
A Participant whose non-safe harbor matching contribution account was transferred from the PESUR 401(k) Plan into the Plan, effective as of midnight December 31, 2013, shall vest in such non-safe harbor matching contribution account so transferred according to the following schedule:

Years of Service	Percent
Fewer than 1	0%
1 but fewer than 2	33%
2 but fewer than 3	66%
3 or more	100%

Further, a Participant who is an Employee as of the effective time of such transfer and who had his or her PESUR 401(k) Plan account transferred into the Plan effective as of midnight December 31, 2013, shall be fully vested in any future contributions made to the Participant’s Company Contribution Account under the Plan on and after January 1, 2014.

25.    Section 6.6.3(b)(2) of the Plan is hereby amended in its entirety to read as follows:
(2)    The Participant makes a representation (made in writing or such other form as may be prescribed the Commissioner of the Internal Revenue Service), unless the Employer has actual knowledge to the contrary, that such immediate and heavy financial need cannot reasonably be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets, (iii) by cessation of Pre-Tax Contributions and Roth Elective Contributions under the Plan; (iv) by other currently available distributions (including distribution of ESOP dividends under Code Section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Participating Employer or any other employer; or (v) by borrowing from commercial sources on reasonably commercial terms in an amount sufficient to satisfy the need.
26.    Section 10.3.2 of the Plan is hereby amended in its entirety to read as follows:
10.3.2    Except as provided in Section 10.3.3, the Administrator or, as delegated by the Administrator, the Committee may in its sole discretion permit Participants to determine the portion of their Accounts that will be invested in each Investment Fund. The frequency with which a Participant may change his or her investment election concerning future Pre-Tax Contributions, Roth Elective Contributions or his or her existing Account will be governed by uniform and nondiscriminatory rules established by the Administrator or the Committee. To the extent permitted under ERISA, the Plan is intended to comply with and be governed by Section 404(c) of ERISA.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 20th day of December, 2013.
FMC Technologies, Inc.
By:    /s/Jeffrey W. Carr
Its:    Senior Vice President, General Counsel & Secretary